Exhibit 99.1

For Immediate Release

Contact:           Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Receives Letters from NASDAQ and AMEX Regarding Previously Announced Delay in 10-K Filing

Corona, California (April 7, 2008) – Vineyard National Bancorp (NASDAQ:VNBC; AMEX:VXC.PR.D) (the “Company”) announced today that on April 2, 2008, the Company received a NASDAQ Staff Determination letter notifying the Company that its failure to timely file its Annual Report on Form 10-K for the period ending December 31, 2007 (the “Form 10-K”) constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14) and, therefore, trading in the Company’s securities is subject to suspension and delisting unless the Company requests an appeal of the determination.  The Company intends to file an appeal and request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to review the determination.  The hearing request will stay the suspension of trading and delisting of the Company’s securities on The NASDAQ Global Select Market pending the issuance of the Panel’s decision.  However, there can be no assurance that the Panel will reverse the NASDAQ Staff Determination at the appeal hearing.  The Company’s common stock is listed on The NASDAQ Global Select Market.

On April 2, 2008, the Company also received a letter from The American Stock Exchange (“AMEX”) advising the Company that its failure to timely file the Form 10-K constitutes a failure to satisfy the requirements of Sections 134 and 1101 of the AMEX Company Guide and is a material violation of the Company’s listing agreement, and, therefore, trading in the Company’s securities is subject to suspension and delisting unless the Company submits a plan (“Plan”) to AMEX advising AMEX of action it has taken, or will take, that would bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide.  The Company intends to submit to AMEX a Plan to bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide.  If the AMEX Listings Qualifications Department accepts the Plan, the Company will remain listed during the period of the Plan, during which time the Company will be subject to periodic review to determine whether the Company is making progress consistent with the Plan.  If the AMEX Listings Qualifications Department does not accept the Plan, the Company will be subject to delisting proceedings.  The Company’s 7.5% Series D Noncumulative Preferred Stock is listed on AMEX.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona, and the parent company of Vineyard Bank, N.A. (“Vineyard”), 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp. (collectively, "the exchange companies"). Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and three regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The exchange companies are headquartered in Encinitas, Calif. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the Securities Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.